Exhibit 99.1

Agilent Technologies Reports First-Quarter Fiscal Year 2018 Financial Results

Excellent Start to 2018; Raising Full Year Guidance

Highlights:

•	Revenue of $1.21 billion, representing growth of 14 percent (core revenue growth of 10 percent(2) versus midpoint guidance of 5.25 percent)

•	GAAP net loss of $320 million, or $0.99 net loss per share. GAAP results include a one-time tax provision of $533 million associated with the recent enactment of U.S. Tax Reform legislation. (4)

•	Non-GAAP net income of $216 million, or $0.66 per share(1), $0.10 above midpoint guidance of $0.56 per share, increase of 25% from 2017

•	Second-quarter fiscal year revenue guidance of $1.20 billion to $1.22 billion, and non-GAAP earnings guidance of $0.61 to $0.63 per share(3)

•
Increasing fiscal year 2018 core revenue growth guidance from a midpoint of 4.25 percent to a midpoint of 5.5 percent(2). Increasing fiscal year 2018 non-GAAP earnings guidance from a midpoint of $2.53 to a midpoint of $2.65 per share(3).

•	Increasing fiscal year 2018 operating cash flow guidance from $970 million to $1,050 million

SANTA CLARA, Calif., February 14, 2018

Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.21 billion for the first-quarter ended January 31, 2018, up 14 percent year over year (up 10 percent on a core basis(2)).

On a GAAP basis, including the $533 million charge related to U.S. Tax Reform legislation, first-quarter net loss was $320 million, or $0.99 net loss per share. Last year’s first-quarter GAAP net income was $168 million, or $0.52 per share.

During the first quarter, Agilent had an adjustment related to U.S. Tax Reform of $533 million, intangible amortization of $25 million, a pension settlement gain of $5 million, transformation costs of $5 million, acquisition and integration costs of $3 million, and $3 million in other costs. Excluding these items and a tax benefit of $28 million, Agilent reported first-quarter non-GAAP net income of $216 million, or $0.66 per share(1).

“We are very pleased with our strong start to the year,” said Mike McMullen, Agilent CEO and President. “The Agilent team continued our positive momentum and delivered another excellent quarter of operating results.”

“Looking forward, we will keep our focus on driving sustainable above-market growth and delivering value to shareholders through the execution of our proven strategy,” continued McMullen. “Overall, we are well-positioned to continue delivering excellent operating results.”

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First-quarter revenue of $618 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew 14 percent year over year (up 11 percent on a core basis(2)), with broad strength across all major end markets. LSAG’s operating margin for the quarter was 25.8 percent.

First-quarter revenue of $408 million from Agilent CrossLab Group (ACG) grew 12 percent year over year (up 9 percent on a core basis(2)). Growth was strong across services and consumables. ACG’s operating margin for the quarter was 21.6 percent.

First-quarter revenue of $185 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 13 percent year over year (up 8 percent on a core basis(2)) led by strong demand for pathology products and companion diagnostics services. DGG’s operating margin for the quarter was 11.7 percent.

Agilent expects second-quarter 2018 revenue in the range of $1.20 billion to $1.22 billion. Second-quarter 2018 non-GAAP earnings are expected to be in the range of $0.61 to $0.63 per share(3).

For fiscal year 2018, Agilent expects revenue of $4.885 billion to $4.905 billion and non-GAAP earnings of $2.62 to $2.68 per share(3). The guidance is based on January 31, 2018, currency exchange rates.

Conference Call

Agilent’s management will present more details about its first-quarter fiscal 2018 financial results on a conference call with investors today at 1:30 p.m. (Pacific Time). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2018 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events -- Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately February 14, 2018 at 4:30 p.m. (Pacific Time) after the call and through February 21 by dialing +1 855 859-2056 (or +1 404 537 3406 from outside the United States) and entering pass code 1482568.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions, and people provide trusted answers to its customers’ most challenging questions. The company generated revenues of $4.47 billion in fiscal 2017 and employs 13,800 people worldwide. Information about Agilent is available at www.agilent.com.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenue, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; and revenue and non-GAAP earnings guidance for the second quarter and full fiscal year 2018. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and

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services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.
In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2017. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, transformation initiatives, acquisition and integration costs, pension settlement gain, and Nucleic Acid Solutions Division (“NASD”) site costs. We also exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. For Q1 FY18, the impact of Tax Reform is also excluded. A reconciliation between non-GAAP net income and GAAP net loss is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q1 FY18 GAAP revenue and core revenue is set forth on page 7 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for full fiscal year 2018 excludes the impact of currency, acquisitions and divestitures within the past 12 months. Most of these exclude amounts that pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(3)Non-GAAP earnings per share as projected for Q2 FY18 and full fiscal year 2018 excludes primarily the impacts of non-cash intangibles amortization, transformation initiatives, acquisition and integration costs, pension settlement gain, and Nucleic Acid Solutions Division (“NASD”) site costs. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability, including the impact of Tax Reform. Most of these excluded amounts that pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $25 million per quarter.

(4)For the three months ended January 31, 2018, our preliminary provision for income taxes is $553 million.  This includes a $533 provision charge for the impact of the U.S. Tax Cuts and Jobs Act (Tax Reform) enactment. This charge primarily consists of: 1) an estimated provision of $480 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries; and 2) an estimated provision of $53 million associated with the decrease in the

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US corporate tax rate from 35% to 21% and its impact on the Company’s US deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $440 million, payable over 8 years. The final impact of Tax Reform may differ materially from these estimates, due to, among other things, changes in interpretations, analysis and assumptions made by the Company, additional guidance that may be issued, and actions that the Company may undertake.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

EDITORIAL CONTACT:

Stefanie Notaney
+1 408 345 8955
stefanie.notaney@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2018	2017	Inc/(Dec)

Net revenue	$1,211	$1,067	14%

Costs and expenses:
Cost of products and services	538	493	9%
Research and development	93	79	18%
Selling, general and administrative	341	289	18%
Total costs and expenses	972	861	13%

Income from operations	239	206	16%

Interest income	9	4	125%
Interest expense	(20)	(20)	—
Other income (expense), net	5	3	67%

Income before taxes	233	193	21%

Provision for income taxes	553	25	—

Net income (loss)	$(320)	$168	—

Net income (loss) per share:
Basic	$(0.99)	$0.52
Diluted	$(0.99)	$0.52

Weighted average shares used in computing net income (loss) per share:
Basic	323	322
Diluted	323	326

Cash dividends declared per common share	$0.149	$0.132

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2018	2017
Net income (loss)	$(320)	$168

Other comprehensive income (loss), net of tax:

Unrealized gain (loss) on derivative instruments	(7)	1
Foreign currency translation	79	(3)
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	6	17
Change in net prior service benefit	(1)	(1)
Other comprehensive income	77	14

Total comprehensive income (loss)	$(243)	$182

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	January 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,887	$2,678
Accounts receivable, net	751	724
Inventory	608	575
Other current assets	151	192
Total current assets	4,397	4,169

Property, plant and equipment, net	792	757
Goodwill	2,633	2,607
Other intangible assets, net	341	361
Long-term investments	140	138
Other assets	395	394
Total assets	$8,698	$8,426

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$292	$305
Employee compensation and benefits	221	276
Deferred revenue	321	291
Short-term debt	345	210
Other accrued liabilities	182	181
Total current liabilities	1,361	1,263

Long-term debt	1,800	1,801
Retirement and post-retirement benefits	241	234
Other long-term liabilities	770	293
Total liabilities	4,172	3,591

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 323 million shares at January 31, 2018 and 322 million shares at October 31, 2017, issued	3	3
Treasury stock at cost; 37 thousand shares at January 31, 2018 and zero shares at October 31, 2017	(3)	—
Additional paid-in-capital	5,320	5,300
Accumulated deficit	(529)	(126)
Accumulated other comprehensive loss	(269)	(346)
Total stockholders' equity	4,522	4,831
Non-controlling interest	4	4
Total equity	4,526	4,835
Total liabilities and equity	$8,698	$8,426

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(320)	$168
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	51	55
Share-based compensation	31	20
Excess and obsolete inventory related charges	5	7
Other non-cash expenses, net	1	2
Changes in assets and liabilities:
Accounts receivable, net	(5)	(31)
Inventory	(34)	(26)
Accounts payable	(3)	9
Employee compensation and benefits	(62)	(43)
Change in assets and liabilities due to Tax Reform	533	—
Other assets and liabilities	18	(45)
Net cash provided by operating activities (a)	215	116

Cash flows from investing activities:
Investments in property, plant and equipment	(60)	(32)
Payment to acquire cost method investments	(1)	—
Proceeds from divestitures	—	1
Acquisition of businesses and intangible assets, net of cash acquired	(6)	(70)
Net cash used in investing activities	(67)	(101)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	25	18
Payment of taxes related to net share settlement of equity awards	(28)	(12)
Payment of dividends	(48)	(42)
Proceeds from debts and revolving credit facility	274	131
Repayment of debts and revolving credit facility	(139)	(42)
Treasury stock repurchases	(47)	(111)
Net cash provided by (used in) financing activities	37	(58)

Effect of exchange rate movements	24	(5)

Net increase (decrease) in cash and cash equivalents	209	(48)

Cash and cash equivalents at beginning of period	2,678	2,289
Cash and cash equivalents at end of period	$2,887	$2,241

(a) Cash payments included in operating activities:

Income tax payments, net	$32	$27
Interest payments	$29	$29

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,
	2018	Diluted EPS		2017	Diluted EPS

GAAP net (loss) income	$(320)	$(0.99)	(b)	$168	$0.52
Non-GAAP adjustments:
Intangible amortization	25	0.08		31	0.10
Transformational initiatives	5	0.02		2	0.01
Acquisition and integration costs	3	0.01		16	0.05
Pension settlement gain	(5)	(0.02)		(32)	(0.11)
NASD site costs	2	0.01		—	—
Special compliance costs	1	—		—	—
Other	—	—		2	0.01
Adjustment for Tax Reform	533	1.63		—	—
Adjustment for taxes (a)	(28)	(0.08)		(15)	(0.05)
Non-GAAP net income	$216	$0.66	(c)	$172	$0.53

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended January 31, 2018, management uses a non-GAAP effective tax rate of 18.0%. In the same periods last year, management used a non-GAAP effective tax rate of 19.0%.

(b) GAAP diluted net loss per share was computed using 323 million weighted average diluted shares which excludes from consideration the anti-dilutive effects of all potential common shares outstanding.

(c) Non-GAAP diluted net income per share was computed using 327 million weighted average diluted shares which includes the dilutive effects of potential common shares outstanding.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, special compliance costs, and adjustment for Tax Reform.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the post-separation resizing of the IT infrastructure and streamlining of IT system as well as company programs to transform our product lifecycle management (PLM) system and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $480 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $440 million, payable over 8 years. The final impact of Tax Reform may differ materially from these estimates, due to, among other things, changes in interpretations, analysis and assumptions made, additional guidance that may be issued, and actions that we may undertake.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q1'18	Q1'17
Revenues	$618	$540
Gross Margin, %	61.8%	59.6%
Income from Operations	$159	$126
Operating margin, %	25.8%	23.4%

Diagnostics and Genomics Group

	Q1'18	Q1'17
Revenues	$185	$164
Gross Margin, %	54.4%	54.8%
Income from Operations	$22	$23
Operating margin, %	11.7%	14.3%

Agilent CrossLab Group

	Q1'18	Q1'17
Revenues	$408	$363
Gross Margin, %	50.6%	48.5%
Income from Operations	$88	$74
Operating margin, %	21.6%	20.3%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q1'18	Q1'17	Year-over-Year % change

Life Sciences and Applied Markets Group	$618	$540	14%

Diagnostics and Genomics Group	185	164	13%

Agilent CrossLab Group	408	363	12%

Agilent	$1,211	$1,067	14%

	Non-GAAP (excluding Acquisitions and Divestitures)			Currency Adjustments	Currency Adjustments	Currency-Adjusted (a)
Non-GAAP Revenue by Segment	Q1'18	Q1'17	Year-over-Year % change	Q1'18	Q1'17	Q1'18	Q1'17	Year-over-Year % change

Life Sciences and Applied Markets Group	$616	$539	14%	$(3)	$(17)	$619	$556	11%

Diagnostics and Genomics Group	182	163	12%	(1)	(7)	183	170	8%

Agilent CrossLab Group	408	363	12%	(3)	(15)	411	378	9%

Agilent (Core)	$1,206	$1,065	13%	$(7)	$(39)	$1,213	$1,104	10%

.
(a) We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business. To determine the impact of currency fluctuations, current and prior year period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rate in effect during the last month of the current period.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.